Exhibit 99.6

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, Inc.
(877) 280-2857
(215) 553-8455 (fax)

CHEVRON AGREES TO ACQUIRE ATLAS ENERGY, INC.

IN A TRANSACTION VALUED AT $4.3 BILLION

Pittsburgh, PA – November 9, 2010 - Atlas Energy, Inc. (NASDAQ: ATLS) (“Atlas Energy” or “ATLS”) announced today that it has entered into a definitive agreement to be acquired by Chevron Corporation (NYSE: CVX) (“Chevron”) in a transaction valuing Atlas Energy at $4.3 billion, including Atlas Energy’s currently outstanding debt. In the transaction, Atlas Energy shareholders will receive consideration valued at $43.34 per share in total, a 37% premium to Atlas Energy’s closing share price on November 8. Atlas Energy shareholders will receive $38.25 in cash for each outstanding share, and will also receive a pro-rata share of a distribution of over 41 million units of Atlas Pipeline Holdings, L.P. (NYSE: AHD) (“Atlas Holdings” or “AHD”). Based on AHD’s most recent closing price on November 8, these units have a value of $5.09 per Atlas Energy share. Closing of the transaction is subject to approval by Atlas Energy’s shareholders, other customary closing conditions and the completion of the following transactions:

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Atlas Energy and AHD have agreed that, prior to the Chevron - Atlas Energy merger and the distribution of AHD units to the Atlas Energy stockholders, AHD will acquire from Atlas Energy approximately 175 Bcfe of natural gas reserves, certain other energy assets and fee revenues from the investment management business owned by Atlas Energy, for consideration payable to Atlas Energy of $250 million, comprised of $220 million in newly issued AHD units and $30 million in cash. Following the issuance of these AHD units to Atlas Energy, Atlas Energy will own approximately 41 million units of AHD, or approximately 81% of the outstanding units of AHD, all of which will be distributed to Atlas Energy shareholders as part of the transactions. AHD will also acquire the general partner interest in AHD so that, following the AHD distribution, AHD will cease to be controlled by Atlas Energy.

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Atlas Energy and Atlas Pipeline Partners, L.P. (NYSE: APL) (“Atlas Pipeline” or “APL”) have agreed that, prior to the Chevron - Atlas Energy merger, Atlas Energy will acquire APL’s 49% interest in Laurel Mountain Midstream, LLC for $403 million in cash payable to APL.

Completion of each of the AHD transaction, the APL transaction and Atlas Energy’s sale to Chevron is cross-conditioned on completion of the others.

Edward E. Cohen, Chairman and CEO of Atlas Energy, observed, “All of our shareholders should benefit from this sale and upon its completion, Atlas will have achieved a return of well over 800% since its initial public offering less than 6  1/2 years ago. All of our employees and shareholders should know that, through Chevron’s acquisition of Atlas Energy, we will be bringing into the Marcellus Shale one of the world’s largest corporations, an energy company second to none in its skills and dedication to excellence. This augurs well for customers and suppliers, our joint venture partners, those of our employees who will be continuing with Chevron, the local communities in which we have been active – and our nation, for all of whom Chevron’s involvement in development of this resource will be of enormous benefit.”

Jefferies & Co. Inc is acting as lead financial advisor, and Deutsche Bank Securities, Inc. is serving as co-financial advisor, to Atlas Energy. Wachtell, Lipton, Rosen & Katz is legal advisor to Atlas Energy. Goldman, Sachs & Co. is serving as financial advisor to Chevron, and Skadden Arps Slate Meagher Flom LLP is acting as legal advisor to Chevron.

Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in Pennsylvania. Atlas Energy, Inc. is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships. Atlas Energy also owns 1.1 million common units and 8,000 preferred units in Atlas Pipeline Partners, L.P. and a 64% controlling interest in Atlas Pipeline Holdings. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates five active gas processing plants as well as approximately 8,300 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages a natural gas gathering system focused on the Marcellus Shale in southwestern Pennsylvania. For more information, visit the Partnership’s website at www.atlaspipelinepartners.com or contact IR@atlaspipeline.com.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 1.9% general partner interest, all the incentive distribution rights and approximately 5.8 million common limited partner units of Atlas Pipeline Partners, L.P.

Chevron Corporation is one of the world’s leading integrated energy companies, with subsidiaries that conduct business worldwide. Chevron is based in San Ramon, Calif. More information about Chevron is available at http://www.chevron.com.

Safe Harbor for Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Atlas Energy, Inc. (“Atlas Energy”) cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about the proposed acquisition of Atlas Energy by Chevron Corporation or any related transactions, Atlas Energy’s potential acquisition of an ownership interest in Laurel Mountain Midstream, LLC from Atlas Pipeline Partners, L.P. (“APL”), the potential separation of Atlas Pipeline Holdings, L.P. (“AHD”) from Atlas Energy, the potential sale of Atlas Energy’s drilling partnership business and other assets to AHD, future financial and operating results, resource potential, and Atlas Energy’s plans, objectives, expectations and intentions and other statements that are not historical facts. Although Atlas Energy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transactions will be completed and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from the transactions are subject to certain risks and uncertainties, including required approvals of Atlas Energy’s stockholders, the other conditions to the completion of the merger and the other transactions, and other risk factors relating to Atlas Energy’s business and its industry as detailed from time to time in Atlas Energy’s reports filed with the U.S. Securities and Exchange Commission. Atlas Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to Atlas Energy’s filings with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K, for a discussion of such risks and uncertainties.

Important Additional Information About this Transaction

Atlas Energy intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the proposed merger of Atlas Energy and Chevron Corporation. Stockholders of Atlas Energy are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Atlas Energy and the merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about Atlas Energy and the proposed merger can be obtained, when available without charge, by directing a request to Atlas Energy, Attention: Investor Relations, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, by phone at (412) 262-2830, or on Atlas Energy’s Internet site at www.atlasenergy.com.

Atlas Energy and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the proposed merger. In addition, because Atlas Energy controls the general partnership interest in Atlas Pipeline Holdings, L.P. (“AHD”), which itself controls the general partnership interest in Atlas Pipeline Partners, L.P. (“APL”), directors and executive officers and other members of management and employees of AHD, APL and their respective general partner may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the proposed merger. You can find information about Atlas Energy’s executive officers and directors in Atlas Energy’s definitive annual proxy statement filed with the SEC on April 13, 2010, information about the executive officers and directors of the general partner of AHD in the annual report on Form 10-K for AHD filed with the SEC on March 5, 2010, and information about the executive officers and directors of the general partner of APL in the annual report on Form 10-K for APL filed with the SEC on March 5, 2010. You can obtain free copies of Atlas Energy’s annual proxy statement, and Atlas Energy’s proxy statement in connection with the merger (when it becomes available), by contacting Atlas Energy’s investor relations department. You can obtain free copies of AHD’s annual report and APL’s annual report by contacting the investor relations department of AHD and APL, respectively. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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